EXHIBIT 10.21

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SUCH ACT AND SUCH STATE LAWS OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

To Purchase Class A Units

BLACKHAWK BIOFUELS, LLC

May 2, 2008

THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, Ebenezer Mgmt, LLC or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase from Blackhawk Biofuels, LLC, an Illinois limited liability company (the “Company”), 100,000 of the Class A Units of the Company pursuant to the terms and subject to the conditions hereof.  The Class A Units that may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Units.”  As used herein, the term “Holder” means the Holder, any party who acquires all or part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Units issued upon exercise, whether in whole or in part, of the Warrant.

This Warrant is subject to the following provisions, terms and conditions:

1.                                       Exercise and Term.

(a)                                  The right to purchase the Warrant Units at the Warrant Exercise Price shall be exercisable at any time from and after the date on which the 45 million gallon per year biodiesel production plant that the Company proposes to construct (the “Plant”) commences operations at its nameplate capacity, as certified by the design-build firm that the Company engages to construct the Plant, and continue for a period of seven (7) years following such date (the “Exercise Period”), after which date all such rights shall terminate.

(b)                                 The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional units), by written notice of the Holder’s irrevocable election to exercise the purchase right represented by such Warrant (in the form attached hereto) delivered to the Company ten (10) days prior to the intended date of exercise at its principal offices prior to the expiration of this Warrant along with or preceded by (i) a certified or bank cashier’s check in payment of the Warrant Exercise Price for such Units, and (ii) the surrender of this Warrant.

2.                                       Warrant Exercise Price.  The Warrant Units shall be exercisable at a price of Two Dollars and no cents ($2.00) per unit (the “Warrant Exercise Price”).

3.                                       Issuance of Securities.  The Company agrees that the Warrant Units purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Units as aforesaid.  Within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Warrant Units, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof.

4.                                       Status as Accredited Investor.  The Holder represents and warrants to the Company that as of the date of this Warrant, Holder is an “accredited investor” as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended, and Holder understands that the Company is relying upon this representation in connection with the issuance of this Warrant to Holder.

5.                                       Covenants of Company.  The Company agrees that all Warrant Units which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable.  The Company further agrees that during the period within which the rights represented by this Warrant may be exercised, in the event this Warrant is exercised, the Company will have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of such Warrant Units, to provide for the exercise of the rights represented by this Warrant.

6.                                       Anti-dilution Adjustments.  The above provisions are, however, subject to the following:

(a)                                  In case the Company shall at any time hereafter subdivide or combine its outstanding Class A Units, the Warrant Exercise Price, in effect immediately prior to the subdivision or combination shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision, and each Warrant Unit purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the then current Warrant Exercise Price by the exercise price as adjusted after the subdivision or combination.

(b)                                 If any merger, capital reorganization or reclassification of the outstanding capital stock of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of the Company’s Class A Units shall be entitled to receive securities or assets with respect to or in exchange for their Class A Units (an “Exchange Event”), then, from and after such Exchange Event, the Warrant will be exercisable, upon the terms and conditions specified in this Warrant, for an amount of such securities or assets to which a holder of the number of Class A Units purchasable upon exercise of the Warrant at the time of such Exchange Event would have been entitled to receive upon such Exchange Event.  Appropriate provisions will be made with respect to the rights and interests of the Holder to ensure that the provisions of this Warrant (including without limitation the provisions to adjust the Warrant Exercise Price and the number of Class A Units purchasable upon the exercise of this Warrant) will be applicable, as nearly as may be, in relation to any such securities or assets deliverable upon the exercise of this Warrant after an Exchange Event.  The Company will not effect any Exchange Event unless, prior to the consummation thereof, the successor or purchasing corporation (if other than the Company) with respect to such Exchange Event, assumes by written instrument executed and delivered to the Holder at the address of such Holder as shown on the books of the Company, the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(c)                                  Upon any adjustment of the Warrant Exercise Price in accordance with this Section 6, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such

Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Class A Units purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.                                       No Voting Rights.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a unitholder of the Company.

8.                                       Transfer of Warrant or Resale.  The holder acknowledges that it has obtained this Warrant for investment and not with the intention of making any resale or distribution.  The holder further acknowledges (a) that neither this Warrant nor any of the securities obtainable under it have been registered under the Securities Act of 1933, as amended, or any state securities statutes, (b) that neither this Warrant nor any securities obtained under it may be transferred without such registration or an opinion of legal counsel acceptable to the Company that such transfer may be made without registration and (c) the Warrant Units will be issued subject to the terms of and restrictions on transfer contained in the Company’s Limited Liability Company Agreement as it may be amended from time to time.

9.                                       Successors and Assigns.  This Warrant shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  The Holder of this Warrant may assign any of its rights under this Warrant to his or her heirs to the extent permitted by this Warrant and applicable law (including, without limitation, federal and state securities laws and regulations) and subject to restrictions administered by the Company substantially similar to those applicable to Units under the Company’s Limited Liability Company Agreement.

10.                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, Blackhawk Biofuels, LLC has caused this Warrant to be signed by its duly authorized officer.

BLACKHAWK BIOFUELS, LLC

By:	/S/ Ronald L. Mapes
	Its:	Chair

WARRANT EXERCISE

(To be signed only upon exercise of Warrant)

The undersigned, the Holder of a Warrant to purchase Class A Units of Blackhawk Biofuels, LLC, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                              of the Class A Units to which such Warrant relates and herewith makes payment of $                             therefor in cash or by check and requests that the certificates for such Class A Units be issued in the name of, and be delivered to                                                             , whose address is set forth below the signature of the undersigned.  This Warrant Exercise form is accompanied by the original Warrant, which is hereby surrendered to the extent necessary to effect the exercise.

Dated:
(Signature)

(Print Name)

(Address)